Exhibit 99.2

Contact:	(News Media) Jennifer Born +1.312.396.7089

(Investors) Erik Helding +1.317.817.4760

CNO Financial Group Announces Completion of Recapitalization

New Debt Structure Improves Financial Flexibility and Increases Deployable Capital

Ratings Upgrades Continue Path to Investment Grade

CARMEL, Ind. May 19, 2015 – CNO Financial Group, Inc. (NYSE:CNO) (“CNO”) announced today the completion of debt refinancing transactions to enhance its capital structure and financial flexibility. The recapitalization transactions included entering into a new $150 million senior unsecured revolving credit facility (the “new revolving credit facility”), with $100 million drawn at closing, as well as the previously announced registered public offering of $825 million of new senior unsecured notes, consisting of $325 million of 4.500% senior unsecured notes due 2020 (the “2020 Notes”) and $500 million of 5.250% senior unsecured notes due 2025 (the “2025 notes” and, together with the 2020 Notes, the “Notes”).

CNO used a portion of the proceeds from the borrowings under the new revolving credit facility and the issuance of the Notes to:

•	repay all $502 million outstanding under CNO’s existing senior secured credit agreement;

•	redeem and satisfy and discharge $275 million aggregate principal amount outstanding of CNO’s 6.375% Senior Secured Notes due 2020 for estimated aggregate consideration of approximately $293 million; and

•	pay fees and expenses related to the recapitalization transactions.

The remaining proceeds will be used for general corporate purposes, including common stock repurchases.

“Our continued strong operating performance, capital strength and ratings momentum positioned us to take advantage of favorable capital market conditions to increase our financial flexibility by tapping into the funded bank revolver market, issuing unsecured debt with investment grade-like covenants and improving our debt maturity profile,” said Ed Bonach, CEO of CNO. “Further, we modestly upsized the offering on strong demand and, when considering the elimination of scheduled amortization this year and next, increased by over $220 million our future deployable capital.”

In connection with the recapitalization transactions described above, CNO expects to record a one-time charge of approximately $22 million, net of income taxes, in the second quarter of 2015, consisting of a redemption premium on the 6.375% Senior Secured Notes and the write-off of unamortized discount and issuance costs.

Following the completion of the recapitalization transactions, CNO also provided today updated 2015 guidance on select financial measures:

•	Common stock repurchases of approximately $350 million to $425 million, absent compelling alternatives
•	Targeted consolidated risk-based capital ratio of approximately 425%
•	Targeted minimum holding company cash and investments of approximately $300 million

Goldman, Sachs and Co. and RBC Capital Markets acted as joint book-running managers for the offering of the Notes.

KeyBank National Association, RBC Capital Markets, LLC and Goldman Sachs Bank USA acted as joint lead arrangers and joint book-runners for the new revolving credit facility.

The Notes were offered pursuant to CNO’s shelf registration statement, which became automatically effective upon filing with the Securities and Exchange Commission and is available online at www.sec.gov. A prospectus supplement and accompanying prospectus describing the terms of the offering have been filed with the Securities and Exchange Commission, and may be obtained online at www.sec.gov or from: Goldman, Sachs & Co., Attention: Prospectus Department, 200 West Street, New York, NY 10282, by phone at (866) 471-2526 or by email at prospectus-ny@ny.email.gs.com, or RBC Capital Markets, LLC, Attention: Investment Grade Syndicate Desk, Three World Financial Center, 200 Vesey Street, 8th Floor, New York, NY 10281, by phone at (866) 375-6829 or by email at rbcnyfixedincomeprospectus@rbccm.com.

This press release does not constitute an offer to sell or the solicitation of an offer to buy the Notes or any other securities.

About CNO

CNO Financial Group, Inc. (NYSE: CNO) is a holding company.  Our insurance subsidiaries – principally Bankers Life and Casualty Company, Colonial Penn Life Insurance Company and Washington National Insurance Company – primarily serve middle-income pre-retiree and retired Americans by helping them protect against financial adversity and provide for a more secure retirement.

Cautionary Statement Regarding Forward-Looking Statements. Our statements, trend analyses and other information contained in this press release relative to markets for CNO Financial's products and trends in CNO Financial's operations or financial results, as well as other statements, contain forward-looking statements within the meaning of the federal securities laws and the Private Securities Litigation Reform Act of 1995. Forward-looking statements typically are identified by the use of terms such as "anticipate," "believe," "plan," "estimate,""expect," "project," "intend," "may," "will," "would," "contemplate," "possible," "attempt," "seek," "should," "could," "goal," "target," "on track," "comfortable with," "optimistic," "guidance," "outlook" and similar words, although some forward-looking statements are expressed differently. You should consider statements that contain these words carefully because they describe our expectations, plans, strategies and goals and our beliefs concerning future business conditions, our results of operations, financial position, and our business outlook or they state other ''forward-looking'' information based on currently available information. Assumptions and other important factors that could cause our actual results to differ materially from those anticipated in our forward-looking statements include, among other things: (i) changes in or sustained low interest rates causing reductions in investment income, the margins of our fixed annuity and life insurance businesses, and sales of, and demand for, our products; (ii) expectations of lower future investment earnings may cause us to accelerate amortization, write down the balance of insurance acquisition costs or establish additional liabilities for insurance products; (iii) general economic, market and political conditions, including the performance and fluctuations of the financial markets which may affect the value of our investments as well as our ability to raise capital or refinance existing indebtedness and the cost of doing so; (iv) the ultimate outcome of lawsuits filed against us and other legal and regulatory proceedings to which we are subject; (v) our ability to make anticipated changes to certain non-guaranteed elements of our life insurance products; (vi) our ability to obtain adequate and timely rate increases on our health products, including our long-term care business; (vii) the receipt of any required regulatory approvals for dividend and surplus debenture interest payments from our insurance subsidiaries; (viii) mortality, morbidity, the increased cost and usage of health care services, persistency, the adequacy of our previous reserve estimates and other factors which may affect the profitability of our insurance products; (ix) changes in our assumptions related to deferred acquisition costs or the present value of future profits; (x) the recoverability of our deferred tax assets and the effect of potential ownership changes and tax rate changes on their value; (xi) our assumption that the positions we take on our tax return filings will not be successfully challenged by the Internal Revenue Service; (xii) changes in accounting principles and the interpretation thereof; (xiii) our ability to continue to satisfy the financial ratio and balance requirements and other covenants of our debt agreements; (xiv) our ability to achieve anticipated expense reductions and levels of operational efficiencies including improvements in claims adjudication and continued automation and rationalization of operating systems, (xv) performance and valuation of our investments, including the impact of realized losses (including other-than-temporary impairment charges); (xvi) our ability to identify products and markets in which we can compete effectively against competitors with greater market share, higher ratings, greater financial resources and stronger brand recognition; (xvii) our ability to generate sufficient liquidity to meet our debt service obligations and other cash needs; (xviii) our ability to maintain effective controls over financial reporting; (xix) our ability to continue to recruit and retain productive agents and distribution partners; (xx) customer response to new products, distribution channels and marketing initiatives; (xxi) our ability to achieve additional upgrades of the financial strength ratings of CNO Financial and our insurance company subsidiaries as well as the impact of our ratings on our business, our ability to access capital and the cost of capital; (xxii) regulatory changes or actions, including those relating to regulation of the financial affairs of our insurance companies, such as the payment of dividends and surplus debenture interest to us, regulation of the sale, underwriting and pricing of products, and health care regulation affecting health insurance products; (xxiii) changes in the Federal income tax laws and regulations which may affect or eliminate the relative tax advantages of some of our products or affect the value of our deferred tax assets; (xxiv) availability and effectiveness of reinsurance arrangements, as well as any defaults or failure of reinsurers to perform; (xxv) the performance of third party service providers and potential difficulties arising from outsourcing arrangements; (xxvi) the growth rate of sales, collected premiums, annuity deposits and assets; (xxvii) interruption in telecommunication, information technology or other operational systems or failure to maintain the security, confidentiality or privacy of sensitive data on such systems; (xxviii) events of terrorism, cyber attacks, natural disasters or other catastrophic events, including losses from a disease pandemic; (xxix) ineffectiveness of risk management policies and procedures in identifying, monitoring and managing risks; and (xxx) the risk factors or uncertainties listed from time to time in our filings with the Securities and Exchange Commission. Other factors and assumptions not identified above are also relevant to the forward-looking statements, and if they prove incorrect, could also cause actual results to differ materially from those projected. All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by the foregoing cautionary statements. Our forward-looking statements speak only as of the date made. We assume no obligation to update or to publicly announce the results of any revisions to any of the forward-looking statements to reflect actual results, future events or developments, changes in assumptions or changes in other factors affecting the forward looking statements.